EXHIBIT 17.1
                             Rule 24f-2 Notice

                 FUND FOR U.S. GOVERNMENT SECURITIES, INC.
                                (Fund Name)


                         Federated Investors Tower
                    Pittsburgh, Pennsylvania 15222-3779

                           1933 Act No. 2-33490


   (i) fiscal period for which notice is filed  March 31, 1995

  (ii) The number or amount of securities of the
       same class or series, if any, which had
       been registered under the Securities Act
       of 1933, other than pursuant to Rule 24f-2
       but which remained unsold at April 1, 1994,
       the beginning of the Registrant's fiscal
       period                                                       -0-

 (iii) The number or amount of securities, if
       any, registered during the fiscal period
       of this notice other than pursuant to
       Rule 24f-2                                               871,428

  (iv) The number or amount of securities
       sold during the fiscal period of this
       notice                                                18,975,886

  (v)  The number or amount of securities sold
       during the fiscal period of this notice
       in reliance upon registration pursuant
       to Rule 24f-2 (see attached Computation
       of Fee)                                               18,104,458



WITNESS the due execution hereof this 15th day of May, 1995



                                    By:   /s/Charles H. Field
                                       Charles H. Field
                                       Assistant Secretary

COMPUTATION OF FEE


1. Actual aggregate sale price of Registrant's
   securities sold pursuant to Rule 24f-2 during
   the fiscal period for which the 24f-2 notice
   is filed (see Section v)
   $140,618,151

2. Reduced by the difference between:

   (a) actual aggregate redemption price
       of such securities redeemed by the
       issuer during the fiscal period for
       which the 24f-2 notice is filed     $484,006,026

   (b) actual aggregate redemption price
       of such redeemed securities
       previously applied by the issuer
       pursuant to Section 24e(2)(a) for
       the fiscal period for which the
       24f-2 notice is filed                     -0-         484,006,026


Total amount upon which the fee calculation specified
in Section 6(b) of the Securities Act of 1933 is
based                                                       ($343,387,875)


FEE SUBMITTED (1/29 of 1% of Total amount)                          $-0-



                      CONVERSION OF NET REDEMPTIONS ON
                         RULE 24f-2 NOTICE TO FILING
                              UNDER RULE 24e-2


When a negative amount appears on the line captioned "Total amount upon which the fee calculated specified in Section 6(b) of the Securities Act of 1933 is based", the following calculation should be made to determine the share information needed to file under Rule 24e-2:


Total redemptions (per annual report)         62,842,774
Less:  Line (v) - Rule 24f-2 Notice           18,104,458
Shares available to register under Rule 24e-2:
44,738,316 (a)

Fund's Current Net Asset Value               $8.07 (b)
Multiply:  Shares available to register
under Rule 24e-2 by the fund's current
net asset value (a x b) to obtain Proposed
Maximum Aggregate Offering Price             $361,038,210








                     Federated Administrative Services

                         FEDERATED INVESTORS TOWER
                         PITTSBURGH, PA 15222-3779
                               412-288-1900
                               May 15, 1995


Fund for U.S. Government Securities, Inc.
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

You have requested my opinion for use in conjunction with a Rule 24f-2 Notice for Fund for U.S. Government Securities, Inc. ("Corporation") to be filed in respect of shares of the Corporation ("Shares") sold for the fiscal year ended March 31, 1995, pursuant to the Corporation's registration statement filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (File No. 2-33490) ("Registration Statement").

In its Registration Statement, the Corporation elected to register an indefinite number of shares pursuant to the provisions of Investment Company Act Rule 24f-2.

As counsel I have participated in the preparation and filing of the Corporation's amended Registration Statement under the Securities Act of 1933. Further, I have examined and am familiar with the provisions of the Articles of Incorporation dated June 9, 1969 ("Articles of Incorporation"), the Bylaws of the Corporation and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

On the basis of the foregoing, it is my opinion the Shares sold for the fiscal year ended March 31, 1995, registration of which the Rule 24f-2 Notice makes definite in number, were legally issued, fully paid and non-assessable by the Corporation.

I hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice referred to above, the Registration Statement of the Corporation and to any application or registration statement filed under the securities laws of any of the States of the United States.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Maryland, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.


                                          Very truly yours,

                                          /s/ Charles H. Field
                                          Charles H. Field
                                          Fund Attorney








                 FUND FOR U.S. GOVERNMENT SECURITIES, INC.

                            Federated Investors
                         Federated Investors Tower
                    Pittsburgh, Pennsylvania 15222-3779

                               May 15, 1995



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC 20549

RE:     Rule 24f-2 Notice for FUND FOR U.S. GOVERNMENT SECURITIES, INC.
            1933 Act File No. 2-33490
            1940 Act File No. 811-1890

Dear Sir or Madam:

Pursuant to the provisions of Rule 24f-2 of the Investment Company Act of 1940, I enclose the Rule 24f-2 Notice for Fund For U.S. Government Securities, Inc.

Since the aggregate redemption price of redeemed securities exceeded the aggregate sales price of securities sold during the period for which the Rule 24f-2 Notice is filed, an additional filing fee pursuant to Rule 24f-2(c) has not been filed.

As required by Rule 24f-2(b)(1)(v), a conformed opinion of counsel has been electronically filed herewith which indicates whether the securities, the registration of which this Notice makes definite in number, were legally, fully paid and non-assessable.

                                          Very truly yours,



                                          /s/ Charles H. Field
                                          Charles H. Field
                                          Assistant Secretary

Enclosures

cc:   Charles H. Morin, Esquire
      Matthew G. Maloney, Esquire
      Linda L. Banas